EXHIBIT 31.1
CERTIFICATION PURSUANT TO
18 USC, SECTION 1350, AS ADOPTED PURSUANT TO
SECTIONS 302 AND 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Vyrex Corporation (the “Company”) on Form 10-KSB for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, G. Dale Garlow, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	I have reviewed the report;
(2)	To the best of my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading:
(3) To the best of my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition and results of operations of the Company as of, and for, the periods presented in the Report;
(4)	I:
(a) am responsible for establishing internal controls;
(b) have designed such internal controls to ensure that material information relating to the Company is made known to me, particularly during the period of January 1, 2005 through December 31, 2005;
(c) have evaluated the effectiveness of the Company’s internal controls as of the end of the period covered by this report based on such evaluation; and
(d) have presented in the Report my conclusions about the effectiveness of my internal controls based on my evaluation of that date;
(5) I have disclosed to the Company’s auditors and the board of directors:
(a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls; and
(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;
(6) I have indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses; and
(7) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934.
Date: June 6, 2006

/s/ G. Dale Garlow	/s/ G. Dale Garlow
G. Dale Garlow, President	G. Dale Garlow, Chief Executive Officer